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                                                                   EXHIBIT 10.23

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of October 16, 1998 by and between Power Integrations, Inc., a Delaware Corporation ("Borrower") and UNION BANK OF CALIFORNIA, N.A. ("Bank").


     SECTION 1.   THE LOAN

          1.1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Ten Million Dollars ($10,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). All borrowings of the Revolving Loan must be made before November 30, 2000 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                  1.1.1.1 THE COMMERCIAL LETTER OF CREDIT SUBLIMIT. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable commercial letters of credit (individually, an "L/C" and collectively, the "L/Cs") and calling for drafts at sight covering the importation or purchase of silicon wafers. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Ten Million Dollars ($10,000,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan and Standby L/C sublimit. All such commercial L/Cs shall be drawn on such terms and conditions as are acceptable to Bank and shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for commercial L/C applications and reimbursement agreement and shall not have an expiration date more than 120 days from its date of issuance.

                  1.1.1.2 THE STANDBY L/C SUBLIMIT. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable, Standby letters of credit (individually, a "Standby L/C" and collectively, the "Standby L/Cs"). All such Standby L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to be drawn under all outstanding Standby L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn Standby L/Cs shall not exceed Ten Million Dollars ($10,000,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan and Commercial L/C sublimit. No Standby L/C shall have an expiry date more than 12 months from its date of issuance (except for Amendment) and each Standby L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for Standby L/C applications and reimbursement agreements.

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     1.2  TERMINOLOGY.  As used herein:

GAAP shall mean generally accepted accounting principals consistently applied.

GUARANTOR shall mean any new subsidiary of the Borrower formed under the laws of any of the United States or any foreign law and having capitalization (through equity and/or loans from its parent) of Two Million Five Hundred Thousand Dollars ($2,500,000) or more. Borrower agrees that it shall cause each such subsidiary to promptly execute a Continuing Guarantee of Borrower's obligation to Bank, to be evidenced by a Continuing Guarantee in form and substance satisfactory to Bank.

LIEN shall mean any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset.

LOAN shall mean, collectively, all the credit facilities described above.

LOAN DOCUMENTS shall mean all documents executed in connection with this Agreement.

MATERIAL ADVERSE CHANGE AND/OR MATERIAL ADVERSE EFFECT as each of these terms may appear in the Loan Documents, shall mean, each in context, a negative result or potential result arising directly or indirectly from facts that, in the totality of the circumstances, Bank considers substantive and germane to (a) the business, assets, operations, prospects of financial or other condition of Borrower or any Guarantor; (b) the ability of Borrower or any Guarantor to pay or perform in accordance with the terms of this Agreement or any Loan Document to which either or any are a party; or (c) the rights and remedies of Bank under this Agreement or any of the Loan Documents.

NOTE shall mean, collectively, all the promissory notes described above.

SUBSIDIARY shall mean, as of the date of this Agreement, Power Integrations UK; Power Integrations K. K.; and Power Integrations International Holdings, Inc.

          1.3 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used for short-term working capital purposes only, and issuance of Commercial L/Cs and Standby L/Cs in the normal course of business.

          1.4 INTEREST. The unpaid principal balance of the Revolving Loan shall bear interest at the rate or rates provided in the Revolving Note and selected by Borrower.

          1.5 UNUSED COMMITMENT FEE. On the last calendar day of the third month following the execution of this Agreement and on the last calendar day of each three-month period thereafter until November 30, 2000, or the earlier termination of the Loan, Borrower shall pay to Bank a non-refundable fee of two-tenths of one percent (0.20%) per year on the average unused portion of the Loan for the preceding quarter computed on the basis of actual days elapsed of a year of 360 days.

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          1.6  BALANCES.  Borrower shall maintain its primary operating accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

          1.7 DISBURSEMENT. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

          1.8 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.


     SECTION 2.   CONDITIONS PRECEDENT

     Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

          2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed reasonably necessary by Bank.

          2.2 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

          2.3 CONTINUING COMPLIANCE. At the time any disbursement under the Revolving Loan or the issuance by Bank of any Standby L/C or L/C is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.


     SECTION 3.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that:

          3.1 BUSINESS ACTIVITY. The principal business of Borrower is designing, developing, and marketing high voltage analog integrated circuits.

          3.2 AFFILIATES AND SUBSIDIARIES. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25%

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ownership interest) and their addresses are as provided on a schedule delivered to Bank on or before the date of this Agreement.

          3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

          3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at June 30, 1998, together with supporting schedules, and an income statement for the six (6) months ended June 30, 1998, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since June 30, 1998, there has been no material adverse change in the financial condition or operations of Borrower.

          3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements.

          3.6 LITIGATION. Except as disclosed to Bank, prior to the date of this Agreement, there is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

          3.7 DEFAULT. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

          3.8 ORGANIZATION. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

          3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

          3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

          3.11 QUALIFICATION. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required and in jurisdictions where the failure to qualify would have a Material Adverse Effect on Borrower operations or financial condition.

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          3.12  COMPLIANCE WITH LAWS.  Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations that materially affect the operations or financial condition of Borrower.

          3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

          3.14 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

          3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.


     SECTION 4.   AFFIRMATIVE COVENANTS

     Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          4.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loan only as provided in subsection 1.3 above.

          4.2 COLLATERAL SUPPORT FOR L/CS AND STANDBY L/CS. Borrower agrees that if the Revolving Loan is terminated for any reason including termination, and acceleration by Bank or if an L/C or Standby L/C by its terms will extend beyond the Revolving Loan's termination date, then Borrower will immediately cash collateralize and issued and outstanding L/Cs or Standby L/Cs in an amount and pursuant to documentation in form and substance satisfactory to Bank.

          4.3 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

                                      -5-
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          4.4   MAINTENANCE OF EXISTENCE.  Borrower will, in accordance with generally accepted industry practice, maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times during normal business hours, visit and inspect any of the properties of Borrower.

          4.5 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles. Borrower will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits, at the Bank's expense, during regular business hours and limited to one per calendar year so long as an event of default has not occurred or is continuing. When an event of default has occurred or is continuing, the costs for such audits shall be paid by Borrower.

          4.6   INFORMATION FURNISHED.  Borrower will furnish to Bank:

                (a) Within Forty-Five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, its consolidated, unaudited balance sheet as of the close of such fiscal quarter, its consolidated, unaudited income statement for the fiscal quarter then ended, its consolidated, audited statement of cash flows for the fiscal quarter then ended, and a consolidated, unaudited statement of changes in stockholders' equity (deficit) for the fiscal quarter then ended, prepared in accordance with generally accepted accounting principles;

                (b) Within Ninety (90) days after the close of each fiscal year, a copy of its statement of financial condition including at least its balance sheet as of the close of such fiscal year, its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year;

                (c) Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a Material Adverse Effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a Material Adverse Change in its financial condition or operations;

                (d) Promptly after the filing thereof, copies of all reports and all registration statements filed by or on behalf of the Borrower with the Securities and Exchange Commission or any national securities exchange, excluding filings on Form S-8 (or any successor form) and any other filing solely in respect of stock option plans of the Borrower;

                (e) In connection with each financial statement provided hereunder, a statement executed by the chief financial officer of Borrower, certifying that no default has occurred and no event exists which with notice or the lapse of time, or both, would constitute an Event of Default;

                                      -6-
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                (f) Prior written notice to Bank of any changes in Borrower's name or in the location of Borrower's assets, principal place of business or chief executive office.

                (g) Promptly after its occurrence written notice to Bank of any litigation awarded or judgement against Borrower in excess of One Million Dollars ($1,000,000).

          4.7 QUICK RATIO. Borrower shall maintain at all times a ratio of unrestricted cash and short term investments with a maturity date of thirteen months (13) or less, and accounts receivable to current liabilities (including any outstandings under the Loan and amounts represented by issued and outstanding L/Cs and Standby L/Cs) of not less than 1.25:1.0, as such terms are defined by GAAP.

          4.8   TANGIBLE NET WORTH.   Starting with the fiscal quarter end June
30, 1998, Borrower will at all times maintain Tangible Net Worth of not less than Thirty-four Million Dollars ($34,000,000) that increases from said amount by Eighty-five percent (85%) of Borrower's net profit after taxes for the quarter, plus 100% of any net equity proceeds. "Tangible Net Worth" shall mean net worth decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

          4.9 DEBT TO TANGIBLE NET WORTH. Borrower will at all times maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.0:1.0. "Total Liabilities" shall mean all liabilities of Borrower, as determined in accordance with GAAP.

          4.10 PROFITABILITY. Borrower shall not suffer any two consecutive fiscal quarter's losses after income taxes as reported at the end of each such fiscal quarter. Any quarter's losses after income taxes not to exceed five percent (5%) of prior quarters Tangible Net Worth.

          4.11 INSURANCE. Borrower will keep all of its insurable property, real, personal or mixed, insured against fire and such other risks as are customarily insured against by companies conducting similar business with respect to like properties. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damages to persons and property.

          4.12  ADDITIONAL REQUIREMENTS.  Borrower will:

                (a) Promptly and in no event later than five business days after becoming aware thereof, notify Bank if any written information, exhibits and reports furnished to the Bank contained any untrue statement of material fact or omitted to state any material fact or any fact necessary to make the statements contained herein not misleading in light of the circumstances in which made, and correct any defect or error that may be discovered therein or in the execution, acknowledgment or recordation of any Loan Document.

                (b) Promptly upon request by the Bank, execute, deliver, acknowledge, file, re-file, register and re-register any and all such further acts, security

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

agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Bank the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection therewith.

          4.13 LITIGATION AND ATTORNEYS' FEES. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

          4.14 BANK EXPENSES. At Bank's request, Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees.

          4.15 REPORTS UNDER PENSION PLANS. Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3.13 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.


     SECTION 5.   NEGATIVE COVENANTS

     Until the Note and all other sums payable pursuant to this Agreement or any other Loan Document have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          5.1 ENCUMBRANCES AND LIENS. Borrower will not, directly or directly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or become or remain bound by any agreement to do so, except:

                (i) Any Lien (A) existing on the date of this Agreement securing debt previously approved in writing by the Bank or (B) securing debt incurred for capital expenditures as allowed in Section 5.9 or (C) granted to secure any extension, renewal, refinancing or replacement of any such debt if
(x) the principal amount secured thereby is not increased and (y) the property subject to the Lien so granted is limited to the property that was subject to the original Lien and any accession, fixtures, improvements or equipment added thereto in the ordinary course of business;

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               (ii)  Any Lien for taxes, fees, assessments or other governmental charges which are not delinquent and remain payable without penalty or which are being contested in good faith as permitted under Section 4.3;

               (iii) Leases or subleases and licenses and sublicenses granted to others not interfering in any material respect with the business of the Borrower and its subsidiaries taken as a whole, and any interest or title of a lessor or licensor or under any lease or license; and Further, Borrower agrees that it will not give a negative pledge on any of its assets to any other party.

          5.2 BORROWINGS. Except as provided in Section 5.1 and 5.9, and except for lease indebtedness incurred to finance the equipment referenced in
Section 5.9, Borrower will not borrow any money or become contingently liable to borrow money or enter into any agreement to directly or indirectly obtain borrowed money except pursuant to its Agreements with Bank. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness.

          5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase, acquire, or lease all or the greater part of the assets or business of another.

          5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit. Notwithstanding the foregoing, Borrower may extend credit to or invest in its subsidiaries, and affiliates up to Five Million Dollars ($5,000,000) per transaction and in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000).

          5.5 INVESTMENTS. Except as may be otherwise provided in Borrower's Corporate Investment Policy, Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within thirteen (13) months of purchase. Notwithstanding the foregoing, Borrower's investment in its subsidiaries or affiliates is limited as set forth in Section 5.4 above.

          5.6 PAYMENT OF DIVIDENDS. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

          5.7 RETIREMENT OF STOCK. Borrower will not acquire or retire any share of its capital stock for value other than in connection with Borrower's employee stock option and compensation plans.

          5.8 PARENT AND SUBSIDIARY PROPERTY. Borrower will not transfer any property to its parent or any affiliate of its parent, except for value received in the normal course of business, as business would be conducted with an unrelated or unaffiliated entity. In no event shall management fees or fees for services be paid by Borrower to any such direct or indirect affiliate without Bank's prior written approval.

          5.9 CAPITAL EXPENDITURES. Borrower will not make capital expenditures in excess of Ten Million Dollars ($10,000,000) in any fiscal year; and shall only make such expenditures as are necessary for Borrower in the conduct of its ordinary course of business. Expenditures as used in this subsection shall include the current expense portion of all leases whether or not capitalized and shall also include the current portion of any debt used to finance capital expenditures.

          5.10 LEASE OBLIGATIONS. Borrower will not incur new lease obligations as lessee which would result in aggregate lease payments, including rents for any fiscal year exceeding Three Million Dollars ($3,000,000). Each said lease shall be for equipment or real property used by Borrower in the ordinary course of its business.


     SECTION 6.   EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

          6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

          6.2   Any default shall occur under the Note; or

          6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents provided however that Borrower shall have a fifteen day (15) grace period in which to cure defaults under Sections 4.6; 5.1; 5.2; 5.4; 5.5; or;

          6.4 There is a transaction or series of transactions by which any person or group acquires beneficial ownership, directly or indirectly, of the securities of the Borrower representing Twenty Five percent (25%) or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.


     SECTION 7.   MISCELLANEOUS PROVISIONS

          7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

          7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

          7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

          7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

          7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such note or reimbursement agreement shall prevail.

          7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

          7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

          7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but when together shall be one and the same instrument.

          7.10 ALTERNATIVE DISPUTE RESOLUTION. This Agreement incorporates any Alternative Dispute Resolution Agreement previous concurrently or hereafter executed between Bank and Borrower.


     SECTION 8.   SERVICE OF NOTICES

          8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given:
(a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United

States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

          8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.


     THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.


UNION BANK OF CALIFORNIA, N.A.                 POWER INTEGRATIONS, INC.


By: /s/ John Noble                             By: /s/ Robert Staples
   -----------------------------------            ------------------------------
Name/Title: John Noble, Vice President         Name/Title:  Robert Staples, CFO



By: /s/ Christal A. Jensen
   -----------------------------------------
Name/Title:  Christal A. Jensen, Senior Vice
      President


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